                                    CONECTIV                      Item 6(b) FS-1
                      PRO FORMA CONSOLIDATED BALANCE SHEETS       Page 1 of 2
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                        JUNE 30, 2001
                                                          ----------------------------------------
                                                            ACTUAL       ADJUSTMENTS    PRO FORMA
                                                          ----------     ----------     ----------
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                            $  350,041     $1,500,000(1)  $1,850,041
     Accounts receivable, net of allowance of $39,529        964,954                       964,954
     Inventories, at average cost                            111,334                       111,334
     Deferred energy supply costs                             26,048                        26,048
     Prepayments                                              58,258                        58,258
                                                          ----------     ----------     ----------
                                                           1,510,635      1,500,000      3,010,635
                                                          ----------     ----------     ----------

INVESTMENTS
     Investment in leveraged leases                           51,089                        51,089
     Funds held by trustee                                   298,187                       298,187
     Other investments                                        69,106                        69,106
                                                          ----------     ----------     ----------
                                                             418,382                       418,382
                                                          ----------     ----------     ----------

PROPERTY, PLANT AND EQUIPMENT
     Electric generation                                     910,744                       910,744
     Electric transmission and distribution                2,761,449                     2,761,449
     Gas transmission and distribution                       285,341                       285,341
     Other electric and gas facilities                       410,020                       410,020
     Telecommunications, thermal systems, and other
        property, plant, and equipment                       190,981                       190,981
                                                          ----------     ----------     ----------
                                                           4,558,535                     4,558,535
     Less: Accumulated depreciation                        1,853,175                     1,853,175
                                                          ----------     ----------     ----------
     Net plant in service                                  2,705,360                     2,705,360
     Construction work-in-progress                           458,261                       458,261
     Leased nuclear fuel, at amortized cost                   22,412                        22,412
     Goodwill, net of accumulated amortization
        of $38,205                                           335,536                       335,536
                                                          ----------     ----------     ----------
                                                           3,521,569                     3,521,569
                                                          ----------     ----------     ----------

DEFERRED CHARGES AND OTHER ASSETS
     Recoverable stranded costs, net                         966,929                       966,929
     Deferred recoverable income taxes                        75,308                        75,308
     Deferred energy supply costs                             25,039                        25,039
     Deferred debt refinancing costs                          19,373                        19,373
     Deferred other postretirement benefit costs              28,732                        28,732
     Prepaid pension costs                                    82,015                        82,015
     Unamortized debt expense                                 28,410                        28,410
     License fees                                             21,268                        21,268
     Other                                                    75,941                        75,941
                                                          ----------     ----------     ----------
                                                           1,323,015             --      1,323,015
                                                          ----------     ----------     ----------
TOTAL ASSETS                                              $6,773,601     $1,500,000     $8,273,601
                                                          ==========     ==========     ==========

See the following notes to Pro Forma Consolidated Conectiv financial statements.

                                    CONECTIV                      Item 6(b) FS-1
                      PRO FORMA CONSOLIDATED BALANCE SHEETS       Page 2 of 2
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                JUNE 30, 2001
                                                                -------------------------------------------
                                                                   ACTUAL        ADJUSTMENTS     PRO FORMA
                                                                -----------      -----------    -----------
CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
     Short-term debt                                            $   782,922      $  250,000(1)  $ 1,032,922
     Long-term debt due within one year                             216,040                         216,040
     Variable rate demand bonds                                     158,430                         158,430
     Accounts payable                                               573,191                         573,191
     Taxes accrued                                                  151,631                         151,631
     Interest accrued                                                45,748                          45,748
     Dividends payable                                               23,891                          23,891
     Current capital lease obligation                                15,600                          15,600
     Above-market purchased energy contracts
        and other electric restructuring liabilities                 23,361                          23,361
     Deferred income taxes, net                                       8,491                           8,491
     Other                                                          119,161                         119,161
                                                                -----------      ----------     -----------
                                                                  2,118,466         250,000       2,368,466
                                                                -----------      ----------     -----------

DEFERRED CREDITS AND OTHER LIABILITIES
     Other postretirement benefits obligation                        91,746                          91,746
     Deferred income taxes, net                                     735,750                         735,750
     Deferred investment tax credits                                 56,465                          56,465
     Regulatory liability for New Jersey income tax benefit          49,262                          49,262
     Above-market purchased energy contracts
        and other electric restructuring liabilities                 91,467                          91,467
     Derivative instruments                                          99,978                          99,978
     Other                                                           60,952                          60,952
                                                                -----------      ----------     -----------
                                                                  1,185,620                       1,185,620
                                                                -----------      ----------     -----------

CAPITALIZATION
     Common stock: $0.01 per share par value;
        150,000,000 shares authorized;
        82,958,913 shares outstanding                                   830                             830
     Class A common stock, $0.01 per share par value;
        10,000,000 shares authorized;
        5,742,315 shares outstanding                                     57                              57
     Additional paid-in capital -- common stock                   1,027,817                       1,027,817
     Additional paid-in capital -- Class A common stock              93,738                          93,738
     Retained earnings                                              178,488                         178,488
     Unearned compensation                                           (2,428)                         (2,428)
     Accumulated other comprehensive income                         (55,662)                        (55,662)
                                                                -----------      ----------     -----------
        Total common stockholders' equity                         1,242,840                       1,242,840
     Preferred stock and securities of subsidiaries:
        Not subject to mandatory redemption                          95,933                          95,933
        Subject to mandatory redemption                             177,450                         177,450
     Long-term debt                                               1,953,292       1,250,000(1)    3,203,292
                                                                -----------      ----------     -----------
                                                                  3,469,515       1,250,000       4,719,515
                                                                -----------      ----------     -----------


                                                                -----------      ----------     -----------
TOTAL CAPITALIZATION AND LIABILITIES                            $ 6,773,601      $1,500,000     $ 8,273,601
                                                                ===========      ==========     ===========

See the following notes to Pro Forma Consolidated Conectiv financial statements.